Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is made as of October 24, 2018, by and between Travelzoo ("Company") with a corporate office at 800 West El Camino Real, Suite 275, Mountain View, California 94040, and Agnitio Partners LLC ("Consultant"), located at 1271 Washington Ave., #861, San Leandro, California 94577.

The parties agree as follows:

A.
SERVICES: Subject to the terms and conditions of this Agreement, Consultant agrees that Mr. Wayne Lee will provide the following services to the Company (the "Services"), which shall include, but not be limited to:

-    Providing interim Chief Financial Officer services.

Services are subject to change, additional specifications or other requirements to which the parties may agree from time to time in a prior written agreement (email being acceptable). Consultant does not have authority to enter into agreements on behalf of the Company, and all agreements must be executed by an authorized representative of the Company. Consultant shall not be entitled to provide consulting services or any part thereof through any person other than Mr. Wayne Lee without the prior written approval of the Company.

B.    TERM: Consultant will perform the Services commencing on October 27, 2018
(“Commencement Date”) and shall continue providing Services to Company until April
27, 2019 (“Term”).

C.
FEES AND EXPENSES: In consideration of the Services, Company and Consultant agree that Company shall pay Consultant at a daily rate of $2,200.00. Consultant shall work onsite in the Company’s Mountain View office a minimum of three (3) business days per week and one (1) business day per week at the Company’s San Francisco office. The parties agree that a daily rate shall consist of at least eight (8) hours per day. Company will not pay for any additional hours worked per day above the daily rate. Consultant will provide to Company weekly reports that detail the days worked by Consultant. Company will also pay Consultant a payment of $10,000 provided that Consultant delivers the 2019 operating budget by December 1, 2018. Payment will be made within thirty (30) days following receipt of invoice, which invoice shall include details of the hours of service.

Reimbursable expenses, including travel expenses: Consultant will seek written approval from Company by emailing Lisa Su, Principal Accounting Officer, at lsu@travelzoo.com, prior to arranging for travel and any expenses incurred will be reimbursed based on the Company’s travel expense reimbursement policy. For the avoidance of doubt, Consultant will not incur expenses unless Consultant receives prior written approval (email approval being sufficient) from the Company. Company shall not be liable to Consultant for any expenses incurred by Consultant in the performance of the Services that did not receive prior written approval.

D.
ADDITIONAL TERMS: Consultant will not, during the term of this Agreement or, for a period of twelve (12) months after termination of this Agreement, anywhere within the United States, Europe and China (collectively, the “Territory), directly or indirectly, recruit, induce or solicit for

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employment any person who is, or was at any time during the twelve- month period immediately prior to the termination of this Agreement with the Company, an employee of the Company.

E.	STANDARD CONDITIONS: The Standard Conditions set forth in Exhibit A and incorporated herein by this reference shall be deemed to be part of this Agreement.

F.
COMPLETE AGREEMENT: This Agreement (which incorporates and includes the NDA) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, between the parties with respect thereto.

The signatures of the parties where indicated below constitute this a valid and binding agreement.

TRAVELZOO    AGNITIO PARTNERS LLC

By: /s/ Holger Bartel                    By: /s/ Wayne Lee

Name: Holger Bartel                    Name: Wayne Lee
Title: Global Chief Executive Officer            Title: Managing Director

Date: October 24, 2018                    Date: October 24, 2018

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Exhibit A

STANDARD CONDITIONS

The following terms and conditions (the "Standard Conditions") are part of the Independent Consulting Agreement between Travelzoo (the "Company") and Consultant dated October 24, 2018 (the "Agreement"), to which they are attached. As used in the Standard Conditions, the term "Agreement" refers collectively to the Agreement, the Standard Conditions and the NDA. Unless otherwise indicated, capitalized terms used herein shall be given the meanings accorded to them in the Agreement.

1. OWNERSHIP: Consultant agrees that all Services and any elements thereof, created, performed, contributed or prepared by Consultant pursuant to this Agreement, and any results or proceeds thereof, shall be the exclusive property of the Company. Without reservation, limitation or condition, Consultant hereby assigns, transfers and conveys to the Company, exclusively and perpetually, all right, title and interest throughout the world which Consultant has or may be deemed to have therein, including without limitation all copyrights, patents, rights of reproduction, and rights to ownership of any physical works of art embodied therein, and the right to secure registrations, renewals, reissues and extensions thereof. Consultant agrees to execute such further documents and to do such further acts as may be reasonably necessary to perfect, register or enforce Company's ownership of any such rights. Consultant hereby appoints Company as Consultant's attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Consultant's behalf.

Consultant acknowledges that all Work Product, including any copyrights, trademarks, patents, or other intellectual property rights pertaining thereto, is work made for hire and is the property of Company with Company being deemed the sole author and owner with the right to make all uses of the Work Product throughout the universe as Company deems desirable. "Work Product" shall mean all deliverables and all intermediate and partial versions thereof, and all documentation, analysis, flowcharts, notes, outlines, formulas, code, data, processes, algorithms, ideas, inventions, know-how or techniques, and any other information, or materials generated by Consultant in the performance of the Services. If it is determined that any right, title, and interest in and to the Work Product does not vest in Company by operation of law under this Agreement, Consultant hereby exclusively and irrevocably assigns to Company all of Consultant’s right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Work Product.

Consultant warrants and represents that to the best of Consultant's knowledge, the Services, Work Product, and all elements thereof, including without limitation any materials provided to the Company, are original creations of Consultant and do not violate any copyright, proprietary rights or other rights of any person or entity and that no third party has any rights, title or interest therein or thereto.

2. INDEMNITY AND WARRANTIES: Consultant shall indemnify, defend and hold harmless Company and its subsidiaries and each of their respective officers, directors, agents and employees, from and against any and all claims, demands, allegations, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement) arising out of or relating to: (i) Consultant's breach of any of its obligations under this Agreement or Consultant’s performance of its obligations hereunder, including, but not limited to acts or omissions of Consultant or anyone Consultant has engaged to perform any portion of the Services; (ii) any bodily injury (including death) or property damage caused by Consultant, any approved contractor, agent, representative or employee of Consultant; (iii) Consultant holding himself out as an agent of Company outside of the scope specifically set forth in this Agreement; (iv) unauthorized disclosure of Confidential Information and/or (v) claims or allegations asserted against Company as a result of Consultant’s use of any

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materials in connection with the Services or Work Product that may infringe any patent, copyright, trademark, trade secret or other right of any third party. Consultant warrants and represents that Consultant has full power and authority to enter into and perform this Agreement and to make the grant of rights contained herein.

Consultant and its officers, directors, and employees, including Mr. Wayne Lee, (each, an “Indemnified Party”) shall be indemnified, defended and held harmless by Travelzoo to the extent permitted by law from any claim, liability, loss, cost or expense (including reasonable attorneys’ fees) incurred by any of them which arises from any third party claim, proceeding or investigation (including any claim brought by employees or former employees) in connection with or related in any manner to any Indemnified Party’s services to Travelzoo, or any entity owned or controlled by Travelzoo, under the Consulting Agreement; provided however that any such claim does not arise from an Indemnified Party’s acts constituting fraud, willful misconduct, or reckless disregard in the course of exercising their duties under the Consulting Agreement.

3.
CONFIDENTIALITY: The parties agree to fully abide by and be bound by the Confidentiality and Non-Disclosure Agreement (“NDA”) previously executed between the parties on June 5, 2018. The NDA is hereby incorporated and included herewith.

For the avoidance of doubt, the Consultant agrees that: (a) that all work provided pursuant to this Agreement, and any documents or materials related to the Services, and any information, work in progress, trade secrets, technical know-how, software, ideas (whether or not patented), data, specifications, compilations of data, strategic plans, customer information, agreements, proposed business arrangements, the terms of this Agreement, or any other sensitive or confidential matter related to the business or projects of the Company, constitute confidential information (hereinafter "Proprietary Information"); (b) that Consultant shall not, either during the rendering of services or at any time thereafter, use, copy, or disclose to any person, firm, or corporation any such Proprietary Information, unless such use, copying, or disclosure has been authorized in advance in writing by the Company; and (c) that upon termination or expiration of this Agreement, or at any time upon request of the Company, Consultant will return to Company all Proprietary Information in Consultant's possession or control.

4.    TERMINATION:

(a)
Termination for Default. In the event of any material breach of this Agreement by either party hereto, the other party may (without waiving any other remedies or rights under this Agreement, in law or in equity) terminate this Agreement by giving five (5) days prior written notice; provided, however, that this Agreement shall not terminate if the party in breach has cured the breach of which it has been notified prior to the expiration of said five days.

(b)
Termination by the Company or Consultant. Notwithstanding any other provision of this Agreement to the contrary, Company may terminate this Agreement at any time and for any reason whatsoever (or for no reason) by giving at least seven (7) days prior written notice to Consultant of its election to terminate this Agreement. Consultant may terminate this Agreement at any time and for any reason whatsoever (or for no reason) by giving at least thirty (30) days prior written notice to Company of its election to terminate this Agreement.

(c)	Automatic Termination. This Agreement shall automatically terminate on the occurrence of: (i) the bankruptcy or insolvency of either party; or (ii) the death of Consultant.

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(d)    Effect of Termination.
(i) Following the termination of the Agreement, upon the written request of Company (including by email), Consultant shall reasonably cooperate with Company in all matters relating to the winding up of the Services and the orderly transfer of pending work, if any, to other designees of Company (“Cooperation Period”). Upon the Company’s request, Consultant shall return all Company equipment, Work Product and Confidential Information promptly following the termination date at Consultant’s expense. Consultant may be requested to destroy Confidential Information in its possession.
(ii) Upon termination of this Agreement, Company shall pay Consultant the Fees for Services completed and hours worked up to the date of termination, and any pre- approved expenses incurred prior to termination in accordance with this Agreement.
(iii) Paragraphs D, 1, 2, 3, 4, 5, 7 and 11 shall survive the expiration or termination of this
Agreement.

5.
LIMITATION OF LIABILITY: UNDER NO CIRCUMSTANCES WILL COMPANY OR ITS AFFILIATES BE LIABLE TO CONSULTANT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF USE, PROFIT, OPPORTUNITY, BUSINESS, REVENUE, INTERRUPTION, GOODWILL, ANTICIPATED SAVINGS AND/OR ANY CLAIMS MADE UNDER THIRD PARTY CONTRACTS, EVEN IF COMPANY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES) INCURRED BY CONSULTANT AND ARISING OUT OF THE AGREEMENT OR ANY FAILURE BY COMPANY TO PERFORM ITS OBLIGATIONS IN ACCORDANCE WITH THE AGREEMENT.

6.
ASSIGNMENT: Neither this Agreement nor any rights or duties hereunder may be assigned or delegated to any other person or entity by Consultant except as specifically provided hereunder, without the express prior written consent of the Company. The Company may freely assign this Agreement and/or any of its rights hereunder.

7.
GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of the State of California, as applied to agreements made and performed entirely within California. Any litigation or other dispute with respect to this Agreement will take place in the State of California. Each party irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

8.
AUTHORITY/RELATIONSHIP OF PARTIES: Consultant acknowledges that it enters into this Agreement as, and that it will perform all Services hereunder as, an independent contractor. Consultant is solely responsible for the payment of all taxes and other government impositions. Consultant will remain free to perform services for parties other than Company; provided, that such services will not interfere with the performance of Services hereunder. Consultant further agrees and acknowledges that: (a) Consultant's relationship with Company is not an employment relationship; (b) that under no circumstances is Consultant entitled to receive from Company any benefits or insurance, including without limitation any unemployment, workers compensation or disability benefits, vacation or sick pay; (c) that Consultant is solely responsible for determining the method and means by which Consultant will accomplish the Services and otherwise fulfill Consultant's obligations hereunder; and (d) that Consultant will be solely responsible for the professional performance of the Services, and will receive no assistance, direction or control from Company except as specifically set forth herein. Consultant shall be solely responsible for obtaining, at Consultant's expense and in Consultant's name, disability, worker's compensation or other insurance as well as all licenses and permits usual or necessary for conducting the

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Services hereunder. Consultant represents that Consultant has the qualifications, skills, and ability to perform the Services in a professional manner, without the advice, control or supervision of Company. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have any right to obligate or bind the other in any manner. Consultant agrees that it will not hold itself out as an authorized agent with power to bind Company in any manner.

9. AMENDMENTS: This Agreement may be amended only in writing signed by both parties. Failure by either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed as a waiver of such provisions in any other circumstance or a waiver of any other provision.

10.
SEVERABILITY/ COUNTERPARTS: In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, then (i) the illegal or unenforceable provision shall be replaced by a revised provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision and (ii) the remainder of the Agreement will remain binding and in full force and effect. The parties agree that this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

11.
ADVERTISING OR PUBLICITY: Consultant will acquire no right to use, and will not use without Company's prior written consent, the names, characters, artwork, designs, tradenames, copyrighted materials, trademarks or service marks of Company, its parent, related or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity or promotion; (b) to express or to imply any endorsement of Consultant's services; or (c) in any manner other than in accordance with this Agreement.

12.
NOTICE: All notices or other communications pursuant to this Agreement shall be in writing and shall be given either by email, or by delivery using a standard carrier that provides confirmation of delivery, to the parties listed in the signature block. To the extent notice is given to the Company, a copy of such notice shall also be sent to the Attention of the General Counsel of the Company, at 590 Madison Avenue, 37th Floor, New York, New York, 10022.

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